Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE RELEASE

GENERAL GROWTH PROPERTIES NAMES

BOARD OF DIRECTORS FOR POST-EMERGENCE GGP

CHICAGO, IL (October 5, 2010) — General Growth Properties, Inc. (NYSE: GGP) today announced individuals that will comprise the nine-member Board of Directors of the new GGP.  The Board will assume its responsibilities following GGP’s emergence from bankruptcy, currently scheduled for early November.

“I am honored to lead the board of directors at the start of this exciting new chapter for GGP.  The company is well positioned to pursue its attractive future growth prospects upon emergence,” said Bruce Flatt, who will serve as Chairman of the Board effective post emergence.  “I am also looking forward to working with such a talented group of board members, who bring a variety of industry as well as financial expertise to the table.”

The following individuals will be members of the GGP Board of Directors:

•                  Ric Clark —  Chief Executive Officer of Brookfield Properties

•                  Mary Lou Fiala — Former Chairman and current member of the Board of Trustees of International Council of Shopping Centers (ICSC); Member of the Board of Directors at Macquarie Global Growth Trust; Member of the Board of Directors at Build-A-Bear Workshop; Member of the Board of Directors at Flat Out Crazy, an Asian restaurant; Former President and Chief Operating Officer of Regency Centers Corporation

•                  Bruce Flatt — Senior Managing Partner and Chief Executive Officer of Brookfield Asset Management

•                  John Haley — Current member of GGP’s Board of Directors; Retired Partner, Transaction Advisory Services (TAS) at Ernst & Young LLP

•                  Cyrus Madon —Senior Managing Partner at Brookfield Asset Management responsible for restructuring and lending activities

•                  Adam Metz — Chief Executive Officer of General Growth Properties, Inc.

•                  David Neithercut — President and Chief Executive Officer and a member of the Board of Trustees of Equity Residential, one of the nation’s largest REITs as measured by equity market capitalization

•                  Sheli Rosenberg — Currently lead director of General Growth Properties; Retired Chief Executive Officer, President and Vice Chairwoman of Equity Group Investments, Inc., a Chicago-based, privately held investment company

•                  John G. Schreiber — President of Centaur Capital Partners, Inc. and a Partner and Co-Founder of Blackstone Real Estate Advisors; Former Chairman and CEO of JMB Urban Development Co.

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CONTACT: David Keating, vice president of corporate communications, (312) 960-6325, david.keating@ggp.com

ABOUT GGP

GGP currently has ownership and management interest for more than 200 regional shopping malls in 43 states, as well as ownership in planned community developments and commercial office buildings. The Company’s portfolio totals approximately 200 million square feet of retail space and includes more than 24,000 retail stores nationwide. The Company’s common stock is traded on the New York Stock Exchange under the symbol GGP.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements.  Actual results may differ materially from the results suggested by these forward-looking statements, for a number of reasons, including, but not limited to, our ability to successfully complete our plan of reorganization and emerge from bankruptcy, our ability to refinance, extend, restructure or repay our near and intermediate term debt, our substantial level of indebtedness, our ability to raise capital through equity issuances, asset sales or the incurrence of new debt, retail and credit market conditions, impairments, our liquidity demands and retail and economic conditions.  Readers are referred to the documents filed by General Growth Properties, Inc. with the Securities and Exchange Commission, which further identify the important risk factors which could cause actual results to differ materially from the forward-looking statements in this release.  The Company disclaims any obligation to update any forward-looking statements.

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